UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2019

JAGGED PEAK ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-37995 (Commission File Number)	81-3943703 (I.R.S. Employer Identification Number)

1401 Lawrence St., Suite 1800
Denver, Colorado 80202

(720) 215-3700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	JAG	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement.
The information set forth in Item 5.02 is incorporated by reference herein to the extent required.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 23, 2019, the Board of Directors (the “Board”) of Jagged Peak Energy Inc. (the “Company”) appointed Adrianna C. Ma to serve as a Class I director of the Company. The Board has determined to not appoint Ms. Ma to any committees of the Board at the time of her appointment. The Board plans to review committee assignments in connection with its upcoming Board meeting.
Ms. Ma is the Managing Partner of Haleakala Holdings LLC, her personal investment firm. From 2015 until 2019, Ms. Ma was a managing partner of Fremont Group, a single-family investment firm where she oversaw a portfolio that consisted of externally-managed funds as well as public and private securities. Prior to that, Ms. Ma was a managing director of General Atlantic LLC, where she spent ten years investing in and serving on the boards of directors of technology-enabled growth companies globally. Before joining General Atlantic, she was an investment banker in Morgan Stanley’s Mergers, Acquisitions, and Restructuring Department. Previously, she was a project manager at the network server division of Hewlett-Packard Company. Ms. Ma is a director of Applied Materials, Inc. (NASDAQ: AMAT) where she chairs the Investment Committee and is a member of the Audit Committee and Corporate Governance and Nominating Committee. She is also involved with a number of educational and not-for-profit organizations. She serves on the board of directors of the MIT Investment Management Company, which oversees MIT’s endowment, and the UCSF Foundation Investment Company. She also serves on visiting committees of the MIT Corporation and on the MIT Media Lab’s Advisory Council. Ms. Ma is a Trustee of The Nature Conservancy’s California Board and a life member of the Council on Foreign Relations. Ms. Ma received a BS in electrical science and engineering and an ME in electrical engineering and computer science from MIT. She also received an MBA from Harvard Business School. Ms. Ma is a 2012 Henry Crown Fellow of the Aspen Institute and a member of the Aspen Global Leadership Network.
Ms. Ma will participate in the Company’s standard independent director compensation arrangements prorated for her term of service pursuant to which non-employee directors receive an annual cash retainer equal to $85,000 paid on a quarterly basis and an annual equity grant of $175,000 that generally vests approximately one-year after grant on the date immediately prior to the date of the Company’s annual stockholder meeting. In addition, Ms. Ma will enter into the Company’s Indemnification Agreement, a form of which was filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Committee on May 12, 2017. There are no other arrangements or understandings pursuant to which Ms. Ma was appointed as a director. Further, Ms. Ma has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Immediately prior to the effectiveness of Ms. Ma’s appointment, the Company entered into a waiver of that certain Stockholders’ Agreement, dated as of February 1, 2017, by and among the Company, Q-Jagged Peak Energy Investment Partners, LLC, a Delaware limited liability company (“Q-Jagged Peak”), JPE Management Holdings LLC, a Delaware limited liability company, and the individuals and entities listed on the signature pages thereto, pursuant to which Q-Jagged Peak agreed to an increase in the size of the Board and to the appointment of Ms. Ma as a director. A copy of the waiver is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 7.01    Regulation FD Disclosure.
On July 25, 2019, the Company issued a press release relating to the matters described in Item 5.02 above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01.    Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Waiver to Stockholders’ Agreement, dated as of July 23, 2019, by and among Jagged Peak Energy Inc. and Q-Jagged Peak Energy Investment Partners, LLC.
99.1	Press Release, dated July 25, 2019.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGGED PEAK ENERGY INC.

Date:	July 25, 2019

		By:	/s/ Christopher I. Humber
		Name:	Christopher I. Humber
		Title:	Executive Vice President, General Counsel & Secretary